Exhibit 3.38

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NEW BRAUNFELS WATERPARK, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF MAY, A.D. 2019, AT 5:35 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NEW BRAUNFELS WATERPARK, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
7429003 8100H SR# 20202274316	Authentication: 202626643 Date: 03-20-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 05/20/2019	CERTIFICATE OF FORMATION
FILED 05:35 PM 05/20/2019	OF
SR 20194205313 - File Number 7429003	NEW BRAUNFELS WATERPARK, LLC

First:  The name of the limited liability company is:

New Braunfels Waterpark, LLC

Second: The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of New Braunfels Waterpark, LLC this 20th day of May, 2019.

/s/ Katlyn A. Patton
Katlyn A. Patton, Authorized Person